UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

8557 N West Knoll Dr. West Hollywood CA 90069

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2024, GBT Technologies Inc. (the “Company”) appointed Michael D. Murray as its interim Chief Executive Officer. Mr. Murray will continue in his role as the Chief Executive Officer of GBT Tokenize Corp., a 50%-owned subsidiary of the Company, where he has served since June 2022. However, he will not serve as a director of the Company at this time. Additionally, Mansour Khatib, the current Chief Executive Officer of the Company, will transition to the role of Secretary of the Company.

Mr. Murray brings over two decades of diverse experience spanning real estate administration, asset management, and corporate governance. Over the past five years, his key roles have included serving as the Chief Executive Officer of GBT Tokenize Corp. from June 2022 to present GBT Tokenize Corp is engaged in Artificial Intelligence and blockchain technologies, achieving substantial shareholder value through strategic intellectual property monetization. Mr. Murray has served as an Executive Director and broker for Fund My Business from January 2022 to present where he modeled and managed commercial and residential real estate transactions, specializing in financial engineering and risk analysis. From May 2021 to present, Mr. Murray has served as a managing director and general contractor for Attia Homes where he supervised construction and development projects, securing entitlements and navigating regulatory compliance for large-scale real estate ventures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Mansour Khatib
	Name:	Mansour Khatib
	Title:	Secretary

Date: December 4, 2024